EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2022 Results

Consolidated system-wide sales grow 14%, including 12% at Popeyes, 13% at Tim Hortons and 14% at Burger King
Global comparable sales accelerate to 9%, led by 11% growth at Tim Hortons Canada and 15% at Burger King International
Digital sales grow 26% year-over-year to approximately $3.4 billion, representing a third of system-wide sales
RBI continues to return capital through its industry-leading dividend while investing in its brands and reducing net leverage

Toronto, November 3, 2022 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the third quarter ended September 30, 2022.

José Cil, Chief Executive Officer of RBI commented, “Our strong results this quarter, including 9% consolidated comparable sales growth and 4% net restaurant growth, reflect the strength of our diversified, global business model, strong free cash flow generation and benefits from our focused investments in key areas including operations, technology, marketing, franchising, and people.”

“Tim Hortons remains a loved destination, with strong sales momentum driven by quality new menu items and great value for money, resulting in accelerated comparable sales growth versus 2019 levels.

Additionally, we are proud that our Burger King franchisees are behind our Reclaim the Flame plan to accelerate growth by engaging existing and new guests, with important investments in marketing, operations, digital, and remodels. Internationally, the Burger King business is driving strong results with over 20% system-wide sales growth for the quarter and remains a great example of the power of being guest-led in everything we do.

From a development standpoint, our compelling unit economics and years spent building quality partnerships with franchisees around the world continues to fuel our ability to expand our footprint alongside dedicated, well-capitalized franchisees,” continued Cil.

“We are fortunate to own iconic brands that offer great value for money with menu offerings that are loved by our guests. We will continue to provide guests with the value they love while driving results in a profitable way for our franchisees. I am incredibly proud of the hard work from our franchisees, team members and employees as they execute against our plans and work towards our big dream to build the most loved restaurant brands in the world,” concluded Cil.

Consolidated Operational Highlights	Three Months Ended September 30,
	2022	2021
	(Unaudited)
System-wide Sales Growth
TH	13.4%	11.1%
BK	14.5%	12.3%
PLK	12.3%	4.4%
Consolidated (a)	14.0%	10.8%
FHS (b)	3.8%	19.3%
System-wide Sales (in US$ millions)
TH	$1,945	$1,774
BK	$6,668	$6,212
PLK	$1,532	$1,392
FHS	$289	$—
Consolidated (a)	$10,434	$9,378
FHS (b)	$—	$278
Net Restaurant Growth
TH	5.2%	4.1%
BK	2.5%	1.3%
PLK	8.9%	5.5%
Consolidated (a)	3.9%	2.4%
FHS (b)	2.5%	2.0%
System Restaurant Count at Period End
TH	5,405	5,137
BK	19,401	18,923
PLK	3,928	3,607
FHS	1,234	—
Consolidated	29,968	27,667
FHS (b)	—	1,204
Comparable Sales
TH	9.8%	8.9%
BK	10.3%	7.9%
PLK	3.1%	(2.4)%
Consolidated (a)	9.1%	6.5%
FHS (b)	0.0%	14.9%

(a) Consolidated system-wide sales growth, consolidated net restaurant growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales do not include the results of Firehouse Subs for 2021.
(b) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2022	2021
	(Unaudited)
Total Revenues	$1,726	$1,495
Net Income	$530	$329
Diluted Earnings per Share	$1.17	$0.70

TH Adjusted EBITDA(1)	$305	$278
BK Adjusted EBITDA(1)	$262	$272
PLK Adjusted EBITDA(1)	$62	$57
FHS Adjusted EBITDA(1)	$13	$—
Adjusted EBITDA(2)	$642	$607

Adjusted Net Income(2)	$436	$353
Adjusted Diluted Earnings per Share(2)	$0.96	$0.76

	Nine Months Ended September 30,
	2022	2021
	(Unaudited)
Net cash provided by operating activities	$1,067	$1,255
Net cash (used for) provided by investing activities	$(66)	$(69)
Net cash (used for) provided by financing activities	$(1,111)	$(970)

LTM Free Cash Flow(2)	$1,450	$1,452
Net Debt	$12,452	$11,185
Net Leverage(2)	5.2x	5.2x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
Commencing upon the acquisition of Firehouse Subs in December 2021, we have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). Our financial results and operational highlights are disclosed based on these segments each quarter.
The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in system-wide sales at Tim Hortons, Burger King and Popeyes. On an as reported basis the increase was also driven by the inclusion of Firehouse Subs, partially offset by unfavorable FX movements.

The year-over-year increase in Net Income was primarily driven by income tax benefit in the current year compared to an income tax expense in the prior year, increases in segment income in our TH and PLK segments, the inclusion of FHS segment income, a favorable change from other operating expenses (income), net, and the non-recurrence of a loss on early extinguishment of debt. These factors were partially offset by unfavorable FX movements, a decrease in BK segment income, an increase in share-based compensation and non-cash incentive compensation expense, an increase in Corporate restructuring and tax advisory fees, and an increase in interest expense, net.

The year-over-year increase in Adjusted EBITDA on an as reported basis was primarily driven by increases in TH and PLK Adjusted EBITDA as well as the inclusion of FHS Adjusted EBITDA, partially offset by unfavorable FX movements which impacted TH and PLK Adjusted EBITDA and drove a decrease in BK Adjusted EBITDA.
The year-over-year increase in Adjusted EBITDA on an organic basis was primarily driven by increases in TH, BK and PLK Adjusted EBITDA.

The year-over-year increase in Adjusted Net Income was primarily driven by a decrease in adjusted income tax expense, increases in Adjusted EBITDA in our TH and PLK brands and the inclusion of FHS Adjusted EBITDA, partially offset by unfavorable FX movements, a decrease in Adjusted EBITDA in our BK brand, and increases in share-based compensation and non-cash incentive compensation expense.
War in Ukraine

During the first quarter of 2022, we shared a number of actions that we have taken to date as a result of the events related to Russia's military invasion of Ukraine. Burger King is our only brand with restaurants in Russia, all of which are operated under a master franchise arrangement. We suspended all corporate support for the Russian market, including operations, marketing, and supply chain support in addition to refusing approvals for new investment and expansion.

While we currently include results from our franchised restaurants in Russia within reported key business metrics, we do not expect to generate any profits from restaurants in Russia in 2022. During the third quarter, these restaurants had an estimated $12 million, or 2%, negative impact on our year-over-year organic adjusted EBITDA growth.

Below are the RBI consolidated and BK segment operational highlights excluding the results from Russia for the three months ended September 30, 2022 and 2021. Refer to page 26 for the RBI consolidated and BK segment quarterly operational highlights excluding the results from Russia for 2021.

Consolidated Operational Highlights (excluding Russia)	Three Months Ended September 30,
	2022	2021
	(Unaudited)
System-wide Sales Growth
BK	13.6%	11.7%
Consolidated (a)	13.4%	10.4%
System-wide Sales (in US$ millions)
BK	$6,346	$6,017
Consolidated (a)	$10,112	$9,182
Net Restaurant Growth
BK	2.5%	1.3%
Consolidated (a)	3.9%	2.4%
System Restaurant Count at Period End
BK	18,581	18,131
Consolidated	29,148	26,875
Comparable Sales
BK	9.6%	7.4%
Consolidated (a)	8.6%	6.1%

(a) Consolidated system-wide sales growth, consolidated net restaurant growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales do not include the results of Firehouse Subs for 2021.

COVID-19 and Macro Economic Environment

The global crisis resulting from the spread of coronavirus (“COVID-19”) impacted our global restaurant operations for the three months ended September 30, 2022 and 2021, though in 2022 the impact was more modest than in the prior year. During the three months ended September 30, 2022 and 2021, substantially all restaurants remained open, some with limited operations, such as drive-thru, takeout and delivery (where applicable), reduced, if any, dine-in capacity, and/or restrictions on hours of operation. Certain markets periodically required temporary closures while implementing government mandated lockdown orders. For example, while most regions have eased restrictions, increases in cases and new variants caused certain markets, including China, to re-impose temporary restrictions as a result of government mandates. We expect local conditions to continue to dictate limitations on restaurant operations, capacity, and hours of operation. COVID-19 has also contributed to labor challenges, which in some regions resulted in reduced operating hours and service modes at select restaurants as well as supply chain pressures.

During 2022, there have been increases in commodity, labor, and energy costs partially due to the macroeconomic impact of both COVID-19 and the War in Ukraine. Further significant increases in inflation could affect the global, Canadian and U.S. economies, resulting in foreign exchange pressures and rising interest rates which could have an adverse impact on our business and results of operations if we and our franchisees are not able to adjust prices sufficiently to offset the effect of cost increases without negatively impacting consumer demand.

Reclassification of Technology Revenues and Expenses

During the first quarter of 2022 we made a change to the way we report revenues and expenses related to technology initiatives to provide clarity and consistency across our brands and with our industry peers. We had previously included revenue from technology fees in Franchise and property revenues, while the associated technology expenses were included in General and administrative expenses. Starting in the first quarter of 2022, revenue from technology fees will be reported in Advertising revenues and other services, while the associated technology expenses will be reported in Advertising expenses and other services.

Additionally, prior year amounts in the condensed consolidated statements of operations and accompanying BK segment results have been reclassified in order to be comparable with the current year classifications. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income and segment income. Refer to page 27 for the RBI consolidated and BK segment quarterly results for 2021 adjusted for these reclassifications.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	13.4%	11.1%
System-wide Sales	$1,945	$1,774
Comparable Sales	9.8%	8.9%

Net Restaurant Growth	5.2%	4.1%
System Restaurant Count at Period End	5,405	5,137

Sales	$710	$592
Franchise and Property Revenues	$250	$230
Advertising Revenues and Other Services	$73	$63
Total Revenues	$1,033	$885

Cost of Sales	$568	$462
Franchise and Property Expenses	$87	$84
Advertising Expenses and Other Services	$73	$68
Segment G&A	$31	$27
Segment Depreciation and Amortization	$26	$31
Adjusted EBITDA(1)(3)	$305	$278

(3)TH Adjusted EBITDA includes $5 million and $3 million of cash distributions received from equity method investments for the three months ended September 30, 2022 and 2021, respectively.

For the third quarter of 2022, the increase in system-wide sales was primarily driven by comparable sales of 9.8%, including Canada comparable sales of 11.1%, and net restaurant growth of 5.2%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales as well as increases in commodity prices passed on to franchisees and an increase in sales to retailers. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and by advertising revenues exceeding advertising expenses in the current year period compared to advertising expenses exceeding advertising revenues in the prior year period driven by our support behind the marketing program in Canada in the prior year period, partially offset by an increase in Segment G&A. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	14.5%	12.3%
System-wide Sales	$6,668	$6,212
Comparable Sales	10.3%	7.9%

Net Restaurant Growth	2.5%	1.3%
System Restaurant Count at Period End	19,401	18,923

Sales	$19	$16
Franchise and Property Revenues	$349	$333
Advertising Revenues and Other Services	$123	$118
Total Revenues	$491	$467

Cost of Sales	$19	$16
Franchise and Property Expenses	$46	$34
Advertising Expenses and Other Services	$130	$118
Segment G&A	$45	$38
Segment Depreciation and Amortization	$11	$12
Adjusted EBITDA(1)	$262	$272

For the third quarter of 2022, the increase in system-wide sales was driven by comparable sales of 10.3%, including US comparable sales of 4.0% and rest of the world comparable sales of 15.2%, and net restaurant growth of 2.5%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year changes in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales, partially offset by bad debt expenses in the current year compared to bad debt recoveries in the prior year, advertising expenses exceeding advertising revenues in the current year compared to advertising revenues exceeding advertising expenses in the prior year, an increase in expenses related to technology initiatives, and higher Segment G&A largely as a result of hiring across a number of key areas including operations and franchising. On an as reported basis, Adjusted EBITDA was impacted by unfavorable FX movements, resulting in a year-over-year decrease in Adjusted EBITDA.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	12.3%	4.4%
System-wide Sales	$1,532	$1,392
Comparable Sales	3.1%	(2.4)%

Net Restaurant Growth	8.9%	5.5%
System Restaurant Count at Period End	3,928	3,607

Sales	$21	$13
Franchise and Property Revenues	$78	$72
Advertising Revenues and Other Services	$65	$58
Total Revenues	$164	$143

Cost of Sales	$19	$12
Franchise and Property Expenses	$2	$3
Advertising Expenses and Other Services	$66	$59
Segment G&A	$16	$15
Segment Depreciation and Amortization	$2	$1
Adjusted EBITDA(1)	$62	$57

For the third quarter of 2022, the increase in system-wide sales was driven by net restaurant growth of 8.9% and comparable sales of 3.1%, including US comparable sales of 1.3%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales as well as an increase in sales from Company restaurants. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales, partially offset by an increase in cost of sales. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

FHS Segment Results

	Three Months Ended September 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth (a)	3.8%	19.3%
System-wide Sales (a)	$289	$278
Comparable Sales (a)	0.0%	14.9%

Net Restaurant Growth (a)	2.5%	2.0%
System Restaurant Count at Period End (a)	1,234	1,204

Sales	$9	N/A
Franchise and Property Revenues	$21	N/A
Advertising Revenues and Other Services	$8	N/A
Total Revenues	$38	N/A

Cost of Sales	$9	N/A
Franchise and Property Expenses	$2	N/A
Advertising Expenses and Other Services	$7	N/A
Segment G&A	$9	N/A
Segment Depreciation and Amortization	$1	N/A
Adjusted EBITDA(1)	$13	N/A

(a) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

For the third quarter of 2022, the increase in system-wide sales was driven by net restaurant growth of 2.5% and flat comparable sales, which included an increase in US comparable sales of 0.3%.

Cash and Liquidity

As of September 30, 2022, total debt was $13.4 billion, net debt (total debt less cash and cash equivalents of $0.9 billion) was $12.5 billion, and net leverage was 5.2x.

The RBI Board of Directors has declared a dividend of $0.54 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2022. The dividend will be payable on January 4, 2023 to shareholders and unitholders of record at the close of business on December 21, 2022.

In September 2022, Burger King shared the details of its “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability. As part of the plan, we will enhance ongoing franchisee investments by investing $400 million over the next two years, comprising $150 million in advertising and digital investments and $250 million in restaurant technology, kitchen equipment, building enhancements, and high-quality remodels and relocations.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, November 3, 2022, to review financial results for the third quarter ended September 30, 2022. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (646)-904-5544 for U.S. callers, 1 (226)-828-7575 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 152376. For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $35 billion in annual system-wide sales and over 29,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the COVID-19 pandemic, the war in Ukraine and related macro-economic pressures, such as inflation, rising interest rates and currency fluctuations, on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, our digital and marketing initiatives and expectations regarding further expenditures relating to these initiatives, including as a result of our plan to accelerate sales growth and drive franchisee profitability at Burger King, our growth opportunities, plans and strategies for each of our brands and ability to drive long-term, sustainable growth, including through global expansion and restaurant openings, and our suspension of operations in and financial results from Russia. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to our fully franchised business model, including as a result of current and future legislation, regulations and interpretations relating to joint employer status and other labor matters; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; risks related to the conflict between Russia and Ukraine, and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Sales	$759	$621	$2,076	$1,718
Franchise and property revenues	698	635	1,989	1,795
Advertising revenues and other services	269	239	751	680
Total revenues	1,726	1,495	4,816	4,193
Operating costs and expenses:
Cost of sales	615	490	1,693	1,358
Franchise and property expenses	137	121	392	358
Advertising expenses and other services	276	245	782	725
General and administrative expenses	156	115	435	327
(Income) loss from equity method investments	8	7	30	12
Other operating expenses (income), net	(27)	(16)	(68)	(50)
Total operating costs and expenses	1,165	962	3,264	2,730
Income from operations	561	533	1,552	1,463
Interest expense, net	133	128	389	378
Loss on early extinguishment of debt	—	11	—	11
Income before income taxes	428	394	1,163	1,074
Income tax expense (benefit)	(102)	65	17	83
Net income	530	329	1,146	991
Net income attributable to noncontrolling interests	170	108	367	332
Net income attributable to common shareholders	$360	$221	$779	$659
Earnings per common share
Basic	$1.18	$0.71	$2.53	$2.14
Diluted	$1.17	$0.70	$2.51	$2.12
Weighted average shares outstanding (in millions):
Basic	306	311	308	308
Diluted	454	465	455	465

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$946	$1,087
Accounts and notes receivable, net of allowance of $26 and $18, respectively	598	547
Inventories, net	129	96
Prepaids and other current assets	251	86
Total current assets	1,924	1,816
Property and equipment, net of accumulated depreciation and amortization of $1,022 and $979, respectively	1,913	2,035
Operating lease assets, net	1,056	1,130
Intangible assets, net	10,831	11,417
Goodwill	5,605	6,006
Net investment in property leased to franchisees	83	80
Other assets, net	1,145	762
Total assets	$22,557	$23,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$696	$614
Other accrued liabilities	959	947
Gift card liability	148	221
Current portion of long-term debt and finance leases	117	96
Total current liabilities	1,920	1,878
Long-term debt, net of current portion	12,853	12,916
Finance leases, net of current portion	310	333
Operating lease liabilities, net of current portion	1,003	1,070
Other liabilities, net	1,044	1,822
Deferred income taxes, net	1,388	1,374
Total liabilities	18,518	19,393
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2022 and December 31, 2021; 305,859,367 shares issued and outstanding at September 30, 2022; 309,025,068 shares issued and outstanding at December 31, 2021	1,964	2,156
Retained earnings	1,062	791
Accumulated other comprehensive income (loss)	(713)	(710)
Total Restaurant Brands International Inc. shareholders’ equity	2,313	2,237
Noncontrolling interests	1,726	1,616
Total shareholders’ equity	4,039	3,853
Total liabilities and shareholders’ equity	$22,557	$23,246

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,146	$991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143	150
Premiums paid and non-cash loss on early extinguishment of debt	—	11
Amortization of deferred financing costs and debt issuance discount	21	20
(Income) loss from equity method investments	30	12
(Gain) loss on remeasurement of foreign denominated transactions	(82)	(58)
Net (gains) losses on derivatives	17	65
Share-based compensation and non-cash incentive compensation expense	93	71
Deferred income taxes	(29)	35
Other	8	(14)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(93)	11
Inventories and prepaids and other current assets	(67)	(3)
Accounts and drafts payable	113	129
Other accrued liabilities and gift card liability	(74)	(87)
Tenant inducements paid to franchisees	(13)	(5)
Other long-term assets and liabilities	(146)	(73)
Net cash provided by operating activities	1,067	1,255
Cash flows from investing activities:
Payments for property and equipment	(52)	(70)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	11	14
Net payments in connection with purchase of Firehouse Subs	(12)	—
Settlement/sale of derivatives, net	22	2
Other investing activities, net	(35)	(15)
Net cash (used for) provided by investing activities	(66)	(69)
Cash flows from financing activities:
Proceeds from long-term debt	2	802
Repayments of long-term debt and finance leases	(71)	(865)
Payment of financing costs	—	(7)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(728)	(730)
Repurchase of common shares	(326)	(182)
Proceeds from stock option exercises	7	60
(Payments) proceeds from derivatives	8	(45)
Other financing activities, net	(3)	(3)
Net cash (used for) provided by financing activities	(1,111)	(970)
Effect of exchange rates on cash and cash equivalents	(31)	(3)
Increase (decrease) in cash and cash equivalents	(141)	213
Cash and cash equivalents at beginning of period	1,087	1,560
Cash and cash equivalents at end of period	$946	$1,773
Supplemental cash flow disclosures:
Interest paid	$318	$281
Income taxes paid	$177	$189

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

	Three Months Ended September 30,
KPIs by Market	2022	2021
	(Unaudited)
System-wide Sales Growth
TH - Canada	12.1%	9.8%
TH - Rest of World	21.2%	19.7%
TH - Global	13.4%	11.1%

BK - US	4.4%	(2.4)%
BK - Rest of World	22.2%	25.2%
BK - Global	14.5%	12.3%

PLK - US	7.7%	1.3%
PLK - Rest of World	43.4%	28.3%
PLK - Global	12.3%	4.4%

FHS - US (a)	3.3%	18.5%
FHS - Rest of World (a)	15.6%	39.8%
FHS - Global (a)	3.8%	19.3%

System-wide Sales (in US$ millions)
TH - Canada	$1,645	$1,521
TH - Rest of World	$300	$253
TH - Global	$1,945	$1,774

BK - US	$2,641	$2,530
BK - Rest of World	$4,027	$3,682
BK - Global	$6,668	$6,212

PLK - US	$1,280	$1,194
PLK - Rest of World	$252	$198
PLK - Global	$1,532	$1,392

FHS - US (a)	$276	$266
FHS - Rest of World (a)	$13	$12
FHS - Global (a)	$289	$278

Comparable Sales
TH - Canada	11.1%	9.5%
TH - Rest of World	2.1%	4.5%
TH - Global	9.8%	8.9%

BK - US	4.0%	(1.6)%
BK - Rest of World	15.2%	16.2%
BK - Global	10.3%	7.9%

PLK - US	1.3%	(4.5)%
PLK - Rest of World	16.4%	14.8%
PLK - Global	3.1%	(2.4)%

FHS - US (a)	0.3%	15.2%
FHS - Rest of World (a)	(6.6)%	8.3%
FHS - Global (a)	0.0%	14.9%

	As of
KPIs by Market	September 30, 2022	September 30, 2021
	(Unaudited)
Net Restaurant Growth
TH - Canada	(1.0)%	(1.0)%
TH - Rest of World	25.8%	25.6%
TH - Global	5.2%	4.1%

BK - US	(0.4)%	(1.7)%
BK - Rest of World	4.3%	3.2%
BK - Global	2.5%	1.3%

PLK - US	6.1%	5.6%
PLK - Rest of World	17.1%	5.4%
PLK - Global	8.9%	5.5%

FHS - US (a)	2.2%	1.0%
FHS - Rest of World (a)	10.2%	32.4%
FHS - Global (a)	2.5%	2.0%

Restaurant Count
TH - Canada	3,899	3,940
TH - Rest of World	1,506	1,197
TH - Global	5,405	5,137

BK - US	7,062	7,093
BK - Rest of World	12,339	11,830
BK - Global	19,401	18,923

PLK - US	2,858	2,693
PLK - Rest of World	1,070	914
PLK - Global	3,928	3,607

FHS - US (a)	1,180	1,155
FHS - Rest of World (a)	54	49
FHS - Global (a)	1,234	1,204

(a) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2022	2021	2022	2021
Segment G&A TH(1)	$31	$27	$92	$77
Segment G&A BK(1)	45	38	130	114
Segment G&A PLK(1)	16	15	48	42
Segment G&A FHS(1)	9	—	25	—
Share-based compensation and non-cash incentive compensation expense(2)	34	25	93	71
Depreciation and amortization(3)	6	6	18	15
FHS Transaction costs	3	—	8	—
Corporate restructuring and tax advisory fees	12	4	21	8
General and administrative expenses	$156	$115	$435	$327

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and corporate restructuring and tax advisory fees.
(2)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2021 and 2022 cash bonus, respectively.
(3)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses and other services. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2022	2021	2022	2021
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(4)	$1	$2	$2	$1
Litigation settlement (gains) and reserves, net	—	4	3	7
Net losses (gains) on foreign exchange(5)	(30)	(23)	(82)	(58)
Other, net	2	1	9	—
Other operating expenses (income), net	$(27)	$(16)	$(68)	$(50)

(4)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(5) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities, primarily those denominated in Euros and Canadian dollars.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, LTM Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition consisting of professional fees, compensation-related expenses and integration costs as well as costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. See reconciliation of LTM Adjusted EBITDA in the following pages.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of Firehouse Subs for the first four full fiscal quarters following the acquisition. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the Firehouse Subs acquisition. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve-month period to the date reported.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Variance		FHS Impact	Impact of FX Movements	Organic Growth
(in US$ millions)	2022	2021	$	%	$	$	$	%
Revenue
TH	$1,033	$885	$148	16.6%	$—	$(28)	$176	20.5%
BK	$491	$467	$24	5.0%	$—	$(19)	$43	9.4%
PLK	$164	$143	$21	14.7%	$—	$(1)	$22	15.4%
FHS	$38	$—	$38	NM	$38	$—	$—	—%
Total Revenues	$1,726	$1,495	$231	15.5%	$38	$(48)	$241	16.5%
Adjusted EBITDA
TH	$305	$278	$27	9.6%	$—	$(9)	$36	13.2%
BK	$262	$272	$(10)	(3.8)%	$—	$(16)	$6	2.3%
PLK	$62	$57	$5	10.4%	$—	$(1)	$6	12.0%
FHS	$13	$—	$13	NM	$13	$—	$—	—%
Adjusted EBITDA	$642	$607	$35	5.8%	$13	$(26)	$48	8.3%

Note: Percentage changes may not recalculate due to rounding.
NM - not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2022	2021	2022	2021
Segment income:
TH	$305	$278	$810	$738
BK	262	272	761	755
PLK	62	57	179	171
FHS	13	—	40	—
Adjusted EBITDA	642	607	1,790	1,664
Share-based compensation and non-cash incentive compensation expense(1)	34	25	93	71
FHS Transaction costs(2)	3	—	8	—
Corporate restructuring and tax advisory fees(3)	12	4	21	8
Impact of equity method investments(4)	13	11	41	22
Other operating expenses (income), net	(27)	(16)	(68)	(50)
EBITDA	607	583	1,695	1,613
Depreciation and amortization	46	50	143	150
Income from operations	561	533	1,552	1,463
Interest expense, net	133	128	389	378
Loss on early extinguishment of debt	—	11	—	11
Income tax expense (benefit)(5)	(102)	65	17	83
Net income	$530	$329	$1,146	$991

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2022	2021	2022	2021
Net income	$530	$329	$1,146	$991
Income tax expense (benefit)(5)	(102)	65	17	83
Income before income taxes	428	394	1,163	1,074
Adjustments:
Franchise agreement amortization	8	8	24	24
Amortization of deferred financing costs and debt issuance discount	7	7	21	20
Interest expense and loss on extinguished debt(6)	16	24	48	39
FHS Transaction costs(2)	3	—	8	—
Corporate restructuring and tax advisory fees(3)	12	4	21	8
Impact of equity method investments(4)	13	11	41	22
Other operating expenses (income), net	(27)	(16)	(68)	(50)
Total adjustments	32	38	95	63
Adjusted income before income taxes	460	432	1,258	1,137
Adjusted income tax expense(5)(7)	24	79	154	169
Adjusted net income	$436	$353	$1,104	$968
Adjusted diluted earnings per share	$0.96	$0.76	$2.42	$2.08
Weighted average diluted shares outstanding	454	465	455	465

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage and Reconciliation of Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	September 30, 2022	September 30, 2021
Long-term debt, net of current portion	$12,853	$12,379
Finance leases, net of current portion	310	328
Current portion of long-term debt and finance leases	117	113
Unamortized deferred financing costs and deferred issue discount	118	138
Total debt	13,398	12,958

Cash and cash equivalents	946	1,773
Net debt	12,452	11,185
LTM adjusted EBITDA	2,374	2,165
Net leverage	5.2x	5.2x

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2022	2021	2020	2021	2020	2022	2021
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$1,067	$1,255	$608	$1,726	$921	$1,538	$1,568
Payments for property and equipment	(52)	(70)	(71)	(106)	(117)	(88)	(116)
Free Cash flow	$1,015	$1,185	$537	$1,620	$804	$1,450	$1,452

	Nine Months Ended September 30,	Six Months Ended June 30,	Three Months Ended September 30,
(in US$ millions)	2022	2022	2022
Calculation:	A	B	A -B
Net cash provided by operating activities	$1,067	$669	$398
Payments for property and equipment	(52)	(28)	(24)
Free Cash Flow	$1,015	$641	$374

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2022	2021	2020	2021	2020	2022	2021
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Segment income:
TH	$810	$738	$594	$997	$823	$1,069	$967
BK	761	755	605	1,021	823	1,027	973
PLK	179	171	164	228	218	236	225
FHS	40	—	—	2	—	42	—
Adjusted EBITDA	1,790	1,664	1,363	2,248	1,864	2,374	2,165
Share-based compensation and non-cash incentive compensation expense(1)	93	71	63	102	84	124	92
FHS Transaction costs(2)	8	—	—	18	—	26	—
Corporate restructuring and tax advisory fees(3)	21	8	11	16	16	29	13
Impact of equity method investments(4)	41	22	42	25	48	44	28
Other operating expenses (income), net	(68)	(50)	59	7	105	(11)	(4)
EBITDA	1,695	1,613	1,188	2,080	1,611	2,162	2,036
Depreciation and amortization	143	150	139	201	189	194	200
Income from operations	1,552	1,463	1,049	1,879	1,422	1,968	1,836
Interest expense, net	389	378	376	505	508	516	510
Loss on early extinguishment of debt	—	11	—	11	98	—	109
Income tax expense (benefit)(5)	17	83	62	110	66	44	87
Net income	$1,146	$991	$611	$1,253	$750	$1,408	$1,130

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2021 and 2022 cash bonus, respectively.

(2)In connection with the acquisition of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three and nine months ended September 30, 2022, primarily consisting of professional fees, compensation-related expenses and integration costs.

(3)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(5)The effective tax rate for the three and nine months ended September 30, 2022 included a net decrease in tax reserves of $171 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 39.9% and 14.7% for the three and nine months ended September 30, 2022, respectively. The impact of the net reserve releases decreased our adjusted effective tax rate by 9.5% and 3.5% for the three and nine months ended September 30, 2022, respectively. The effective tax rate for the nine months ended September 30, 2021 included a net decrease in tax reserves of $87 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 8.1%. The impact of the net reserves releases decreased our adjusted effective tax rate by 2.0% for the nine months ended September 30, 2021.

(6)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.

Consolidated Operational Highlights (excluding Russia)

Below are the RBI consolidated and BK segment operational highlights excluding the results from Russia for each quarter of 2021.

	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(Unaudited)
System-wide Sales Growth
BK	1.5%	35.8%	11.7%	14.8%	15.1%
Consolidated (a)	1.2%	30.5%	10.4%	13.4%	13.3%
System-wide Sales (in US$ millions)
BK	$5,012	$5,701	$6,017	$5,996	$22,726
Consolidated (a)	$7,735	$8,724	$9,182	$9,130	$34,771
Net Restaurant Growth
BK	(0.8)%	0.1%	1.3%	3.2%	3.2%
Consolidated (a)	0.3%	1.3%	2.4%	4.4%	4.4%
System Restaurant Count at Period End
BK	17,925	17,999	18,131	18,427	18,427
Consolidated	26,407	26,626	26,875	27,423	27,423
Comparable Sales
BK	0.7%	16.8%	7.4%	10.9%	8.7%
Consolidated (a)	0.2%	15.6%	6.1%	9.0%	7.6%
(a) Consolidated system-wide sales growth, consolidated system-wide sales, consolidated net restaurant growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented.

Reclassification of Technology Revenues and Expenses for 2021
Below are the RBI consolidated and BK segment quarterly results for 2021 adjusted for the reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services and technology expenses from General and administrative expenses to Advertising expenses and other services.

RBI Consolidated Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Revenues:
Sales	$507	$590	$621	$660
Franchise and Property Revenues (a)	548	612	635	648
Advertising Revenues and Other Services (a)	205	236	239	238
Total Revenues	1,260	1,438	1,495	1,546
Operating costs and expenses:
Cost of Sales	401	467	490	532
Franchise and Property Expenses	116	121	121	131
Advertising Expenses and Other Services (b)	237	243	245	261
General and Administrative Expenses (b)	104	108	115	157
(Income) Loss from Equity Method Investments	2	3	7	(8)
Other Operating Expenses (Income), net	(42)	8	(16)	57
Total Operating Costs and Expenses	818	950	962	1,130
Income from Operations	442	488	533	416
Interest Expense, net	124	126	128	127
Loss on Early Extinguishment of Debt	—	—	11	—
Income before Income Taxes	318	362	394	289
Income Tax Expense (Benefit)	47	(29)	65	27
Net Income	$271	$391	$329	$262
(a) Reflects reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services of $2 million for the three months ended June 30, 2021, $4 million for the three months ended September 30, 2021 and $3 million for the three months ended December 31, 2021. There were no related reclassifications during the three months ended March 31, 2021.
(b) Reflects reclassification of technology expenses from General and administrative expenses (Segment G&A for BK segment results) to Advertising expenses and other services of $1 million for the three months ended March 31, 2021, $5 million for the three months ended June 30, 2021, $8 million for the three months ended September 30, 2021 and $10 million for the three months ended December 31, 2021.

BK Segment Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Sales	$16	$17	$16	$15
Franchise and Property Revenues (a)	$289	$322	$333	$348
Advertising Revenues and Other Services (a)	$102	$120	$118	$117
Total Revenues	$407	$459	$467	$480

Cost of Sales	$16	$17	$16	$17
Franchise and Property Expenses	$33	$33	$34	$42
Advertising Expenses and Other Services (b)	$118	$115	$118	$123
Segment G&A (b)	$35	$40	$39	$47
Segment Depreciation and Amortization	$12	$12	$12	$12
Adjusted EBITDA	$217	$266	$272	$266